Hexion Inc. 180 East Broad Street Columbus, OH 43215 hexion.com

Hexion Pro Forma Operations Financial Results
(amounts in millions)
On September 29, 2021, Hexion Holdings Corporation (“Hexion Holdings” or the “Company”), parent to Hexion Inc., announced its plan to separate into two independent companies (the "Spin").
To reflect certain pro forma financial results of the Spin, the Company prepared unaudited pro forma condensed consolidated financial information and notes thereto giving effect to the Company’s Spin and Filing for the six months ended June 30, 2021, the year ended December 31, 2020, the period July 2, 2019 through December 31, 2019, the period January 1, 2019 through July 1, 2019 and the year ended 2018, as described therein. This unaudited pro forma information is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

In the tables below, the Company has disclosed its pro forma unaudited net sales, Segment EBITDA (see definition below), capital expenditures and Net Working Capital (defined as accounts receivable and inventories less accounts payable) for the six months ended June, 30, 2021, the year ended December 31, 2020, the period July 2, 2019 through December 31, 2019, the period January 1, 2019 through July 1, 2019 and for the year ended December 31, 2018. This unaudited pro forma financial information has not been prepared in accordance with Article 11.

Segment EBITDA

Segment EBITDA is defined as EBITDA (earnings before interest, income taxes, depreciation and amortization) adjusted to exclude certain non-cash and non-recurring expenses. Segment EBITDA is an important measure used by the Company's senior management and board of directors to evaluate operating results and allocate capital resources among segments. Segment EBITDA is also the profitability measure used to set management and executive incentive compensation goals. Corporate and Other primarily represents certain corporate, general and administrative expenses that are not allocated to the other segments. Segment EBITDA should not be considered a substitute for net (loss) income or other results reported in accordance with U.S. GAAP. Segment EBITDA may not be comparable to similarly titled measures reported by other companies. See reconciliation of Segment EBITDA to net (loss) income included below.

Fresh Start Accounting Presentation for Fiscal Year 2019
Upon emerging from Chapter 11 on July 1, 2019 ("Effective Date") and qualifying for the application of fresh-start accounting, at the Effective Date, Hexion's assets and liabilities were recorded at their estimated fair values which, in some cases, were significantly different than amounts included in the Company's financial statements prior to the Effective Date. Accordingly, Hexion's financial condition and results of operations on and after the Effective Date are not directly comparable to our financial condition and results of operations prior to the Effective Date. References to “Successor” or “Successor Company” relate to the financial position and results of operations of the reorganized Company subsequent to the Effective Date. References to “Predecessor” or “Predecessor Company” refer to the financial position and results of operations of the Company on or before the Effective Date.

About Hexion Holdings Corporation

Based in Columbus, Ohio, Hexion Holdings Corporation (“Hexion Holdings”), is the indirect parent of Hexion Inc. (“Hexion”). Hexion is a global leader in thermoset resins. Hexion serves the global adhesive and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries.

Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “might,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the loss of, or difficulties with the further realization of, cost savings in connection with our strategic initiatives, the impact of our indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, pricing actions by our competitors that could affect our operating margins, changes in governmental regulations and related compliance and litigation costs, uncertainties related to COVID-19 and the impact of our responses to it and the other factors listed in the Risk Factors section of our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section of our most recent filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts

Investors and Media:
John Kompa
614-225-2223
john.kompa@hexion.com

Pro Forma Financial Information (unaudited):

Pro Forma Net Sales	Successor			Predecessor
(in millions)	Six Months Ended June 30, 2021	Year Ended December 31, 2020	July 2, 2019 to December 31, 2019	January 1, 2019 to July 1, 2019	Year Ended December 31, 2018

Adhesives	$759	$1,168	$681	$746	$1,605
Performance Materials	120	208	98	114	240
Total	$879	$1,376	$779	$860	$1,845

Pro forma Net Sales Adhesives product lines	Successor			Predecessor
(in millions)	Six Months Ended June 30, 2021	Year Ended December 31, 2020	July 2, 2019 to December 31, 2019	January 1, 2019 to July 1, 2019	Year Ended December 31, 2018

Wood Adhesives	$586	$898	$535	$577	$1,243
Formaldehyde	173	270	146	169	362
Total	$759	$1,168	$681	$746	$1,605

Pro Forma Capital Expenditures:	Successor			Predecessor
(in millions)	Six Months Ended June 30, 2021	Year Ended December 31, 2020	July 2, 2019 to December 31, 2019	January 1, 2019 to July 1, 2019	Year Ended December 31, 2018

Adhesives	$16	$41	$25	$14	$32
Performance Materials	7	15	7	2	5
Corporate and Other	—	2	—	1	2
Total	$23	$58	$32	$17	$39

Our pro forma net working capital (defined as accounts receivable and inventories less accounts payable):

	Successor			Predecessor
(in millions)	June 30, 2021	December 31, 2020	December 31, 2019	December 31, 2018
Accounts receivable	$174	$119	$137	$146
Inventories	123	95	109	119
Accounts payable	(185)	(157)	(139)	(148)
Net working capital	$112	$57	$107	$117

Pro Forma Reconciliation of Net Loss to Segment EBITDA:

	Successor			Predecessor
	Six Months Ended June 30, 2021	Year Ended December 31, 2020	July 2, 2019 through December 31, 2019(1)	January 1, 2019 through July 1, 2019(1)	Year Ended December 31, 2018(1)
(In millions)
Reconciliation:
Pro Forma Net income (loss) attributable to Hexion	$(2)	$(120)	$(44)	$2,252	$(263)
Income tax expense (benefit)	20	30	(7)	146	15
Interest expense, net	40	82	54	87	359
Depreciation and amortization(2)	59	116	56	24	60
EBITDA	117	108	59	2,509	171
Adjustments to arrive at Segment EBITDA:
Asset impairments and write-downs	$—	$16	$—	$—	$27
Business realignment costs(3)	11	56	17	9	18
Realized and unrealized foreign currency losses (gains)	—	5	1	(7)	18
Gain on dispositions	—	—	—	—	(44)
Unrealized losses (gains) on pension and OPEB plan liabilities	—	9	(2)	—	12
Transaction costs(4)	6	6	9	24	13
Reorganization items, net(5)	—	—	—	(2,439)	—
Non-cash impact of inventory step-up(6)	—	—	8	(8)	—
Accelerated deferred revenue(7)	—	—	—	18	—
Other non-cash items(8)	16	26	11	6	16
Other(9)	(3)	9	8	17	11
Total adjustments	30	127	52	(2,380)	71
Segment EBITDA	$147	$235	$111	$129	$242

Segment EBITDA:
Adhesives	142	219	117	136	252
Performance Materials	28	53	20	18	45
Corporate and Other	(23)	(37)	(26)	(25)	(55)
Total	$147	$235	$111	$129	$242

(1)The periods July 2, 2019 through December 31, 2019, January 1, 2019 through July 1, 2019 and for the year ended December 31, 2018 do not include shared service and rental cost proforma adjustments which are between $16 and $17 for each of the full years ended December 31, 2019 and 2018.
(2)There was no accelerated depreciation for the six months ended June 30, 2021. For the year ended December 31, 2020, accelerated depreciation of $2 has been included in “Depreciation and amortization.” For the year ended December 31, 2018 accelerated depreciation of $3 has been included in “Depreciation and amortization.” There was no accelerated depreciation during the Successor period July 2, 2019 to December 31, 2019 or the Predecessor period January 1, 2019 through July 1, 2019.
(3)Business realignment costs for the Successor and Predecessor periods below included:

	Successor			Predecessor
(In millions)	Six Months Ended June 30, 2021	Year Ended December 31, 2020	July 2, 2019 through December 31, 2019	January 1, 2019 through July 1, 2019	Year Ended December 31, 2018
Severance costs	$—	$7	$5	$4	$—
In-process facility rationalizations	2	8	5	4	11
Contractual costs from exited businesses	4	7	—	—	—
Business services implementation	3	22	—	—	—
Legacy environmental reserves	—	9	7	1	7
Other	$2	$3	$—	$—	$—
Total	$11	$56	$17	$9	$18

(4)For the six months ended June 30, 2021 transaction costs represent professional fees related to strategic projects and costs associated with the set up of our transition services agreement and professional fees related to strategic projects. For the year ended December 31, 2020 the transaction costs primarily relate to certain professional fees related to strategic projects. For the Successor period July 2, 2019 through December 31, 2019 and the Predecessor period January 1, 2019 through July 1, 2019, transaction costs primarily of certain professional fees and other expenses related to our Chapter 11 proceedings.
(5)Represents incremental costs incurred directly as a result of our Chapter 11 proceedings after the date of filing, gains on settlement of liabilities under the Plan and the net impact of fresh start accounting adjustments. The amount excludes the “Non-cash impact of inventory step-up” discussed below.
(6)Represents $8 of non-cash expense related to the step up of finished goods inventory on July 1 as part of fresh start accounting that was expensed in the successor period upon the sale of the inventory.
(7)For the Predecessor period from January 1, 2019 through July 1, 2019, $18 of deferred revenue was accelerated on July 1 as part of Fresh Start accounting.
(8)Other non-cash items for the Successor and Predecessor periods presented below included:

	Successor			Predecessor
(In millions)	Six Months Ended June 30, 2021	Year Ended December 31, 2020	July 2, 2019 through December 31, 2019	January 1, 2019 through July 1, 2019	Year Ended December 31, 2018
Fixed asset write-offs	$—	$1	$5	$—	$5
Stock-based compensation costs	14	16	8	—	—
Long-term retention programs	2	6	(2)	5	6
Other	—	3	—	1	5
Total	16	26	11	6	16
(9)Other for Successor and Predecessor periods presented below included:

	Successor			Predecessor
(In millions)	Six Months Ended June 30, 2021	Year Ended December 31, 2020	July 2, 2019 through December 31, 2019	January 1, 2019 through July 1, 2019	Year Ended December 31, 2018
Legacy and other non-recurring items	$2	$4	$6	$—	$(1)
IT outage (recoveries) costs, net	—	(4)	(1)	10	—
Financing fees and other	(5)	9	3	7	12
Total	$(3)	$9	$8	$17	$11

2020 North America Wood Adhesives Position by % of Volume

2020 North America Wood Adhesives Position by % of Volume			2020 North America Formaldehyde Position by % of Volume
	Company	% Share		Company	% Share
1	Hexion	36%	1	Hexion	44%
2	Company 1	17%	2	Company 1	12%
3	Company 2	16%	3	Company 2	10%
4	Company 3	13%	4	Company 3	10%
5	Company 4	9%	5	Company 4	9%
6	Company 5	5%	6	Next 10 Companies	15%
7	Company 6	3%
8	Company 7	1%

Wood Adhesives FY2020 Data
End Market	Sales	%
Housing / Construction	$325	37%
Repair / Remodel	225	25%
Furniture	184	20%
Industrial	164	18%
Total	$898

Formaldehyde FY2020 Data
End Market	Sales	%
Agriculture	$90	33%
Energy	87	32%
Construction	34	13%
Automotive	30	11%
Consumer Goods	24	9%
Other	5	2%
Total	$270

Wood Adhesives FY2020 Data
Region	Sales	%
North America	$661	74%
South America	116	13%
Asia-Pacific	121	13%
Total	$898

Formaldehyde FY2020 Data
Region	Sales	%
North America	$252	93%
South America	18	7%
Total	$270

Performance Materials Year Ended 2020 Data

Performance Materials FY2020 Data
End Market	Sales	%
Architectural	$85	41%
Automotive	49	24%
Industrial	10	5%
Intermediates	64	31%
Total	$208

Performance Materials FY2020 Data
Region	Sales	%
Asia-Pacific	$53	26%
EMEA	94	45%
Americas	61	29%
Total	$208

Performance Materials FY2020 Data
Product Line	Sales	%
Cardura	$49	24%
Veova	94	45%
Versatic Acids	40	19%
Other	25	12%
Total	$208